EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Freedom Holding Corp.

Las Vegas, Nevada

We hereby consent to the incorporation by reference in Registration Statement No. 333-234446 and Registration Statement No. 333-220817 on Forms S-8 of Freedom Holding Corp. of our reports dated June 14, 2021, relating to the consolidated financial statements and the effectiveness of Freedom Holding Corp.’s internal control over financial reporting, which are included in this Annual Report on Form 10-K for the year ended March 31, 2021.

/s/ WSRP LLC

Salt Lake City, Utah

June 14, 2021